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                                                                   EXHIBIT 21.01

                              Denali Incorporated
                                  Subsidiaries


                                                     Jurisdiction                  Date Created
        Subsidiary Name*                          of Incorporation                  or Acquired
        ---------------                           ----------------                  -----------
  Containment Solutions, Inc.                         Delaware                      Sept. 1997

  Fluid Containment, Inc.                             Delaware                      Dec. 1994

  Hoover Containment, Inc.                            Delaware                      Oct. 1995

  Specialty Solutions, Inc.                           Delaware                      Aug. 1996

  Ershigs, Inc.                                       Washington                    Feb. 1997

  Separation Solutions, Inc.                          Delaware                      Nov. 1995

  Instrumentation Solutions, Inc.                     Delaware                      Sept. 1997

  Fluid Containment Property, Inc.                    Delaware                      Dec. 1994

  SEFCO, Inc.                                         Oklahoma                      Oct. 1997

  Ershigs Biloxi, Inc.                                Mississippi                   Oct. 1997


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* All subsidiaries are, directly or indirectly, owned 100% by Denali
  Incorporated.